UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

 CONE Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

CONE Midstream Partners LP (NYSE: CNNX) today announced that members of its executive management team intend to make a presentation at the National Association of Publicly Traded Partnerships’ 2015 MLP Investor Conference on Friday, May 22, 2015 in Orlando, Florida. The presentation will be webcast live beginning at approximately 10:45 a.m. EDT on Friday, May 22, 2014 and will be available at the following weblink: http://wsw.com/webcast/naptp8/cnnx/. The prepared presentation materials and a link to the webcast will be made available for viewing at www.conemidstream.com under “Events and Presentations.” A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. CNNX undertakes no obligation to update the information as posted on its website; however, CNNX may post additional information included in its future press releases, Current Reports on Form 8-K and periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of CONE Midstream Partners LP dated May 19, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONE MIDSTREAM PARTNERS LP
By: CONE Midstream GP LLC, its general partner

Dated: May 19, 2015	By:_/s/ Kirk A. Moore_______________________
Kirk A. Moore
General Counsel and Secretary

Exhibit Index

Exhibit No.    Description

Exhibit 99.1    Press release of CONE Midstream Partners LP dated May 19, 2015